UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): 10/23/2018

UMB FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Commission File Number: 001-38481

MO	43-0903811
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1010 Grand Blvd., Kansas City, MO 64106

(Address of principal executive offices, including zip code)

(816) 860-7000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02	Results of Operations and Financial Condition

On October 23, 2018, UMB Financial Corporation (the “Company”) issued a press release announcing the financial results for the Company for the quarter ended September 30, 2018. A copy of the press release is attached as Exhibit 99.1.

The information contained in Item 2.02 of this Current Report on Form 8-K, including Exhibit 99.1 hereto, is being furnished and shall not be deemed to be “filed” with the Securities and Exchange Commission (“SEC”) for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section and are not incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference to this Current Report on Form 8-K in such a filing.

Item 7.01	Regulation FD Disclosure

On October 23, 2018, the Company announced in the same press release that the Board of Directors of the Company (the “Board”) had declared a quarterly dividend of $0.30 per share that is payable on January 2, 2019 to shareholders of record of the Company on December 10, 2018. This press release is attached as Exhibit 99.1, and the information is hereby incorporated herein by reference.

The Company is also announcing in the press release that it has entered into an agreement with Bank of America Merrill Lynch (“BAML”) to repurchase an aggregate of $50 million of the Company’s common stock through an accelerated share repurchase agreement (the “ASR”). The Company will receive an initial delivery of shares representing approximately 85% of the expected total to be repurchased. The final number of shares repurchased and delivered under the ASR will be based on the volume weighted average share price of the Company’s common stock during the term of the transaction. The final settlement of the transactions under the ASR is expected to occur no later than the end of the first quarter 2019 and may be accelerated at the option of BAML. The ASR is part of the Company’s authorization to repurchase up to two million shares of the Company’s common stock that has been announced for the twelve-month period following each of its April 24, 2018, April 25, 2017, and April 26, 2016 meetings.

The Company is furnishing a copy of materials that will be used in the Company’s shareholder conference call on October 24, 2018 at 8:30 a.m. (CT). A copy of the materials is attached as Exhibit 99.2 and will also be available on the Company’s website at www.umb.com. The materials are dated October 23, 2018, and the Company disclaims any obligation to correct or update any of the materials in the future, except as required by applicable securities laws.

The information provided under Item 7.01 of this Current Report on Form 8-K, including Exhibits 99.1 and 99.2 hereto, is being furnished and is not deemed to be “filed” with the SEC for the purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section and are not incorporated by reference into any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference to this Current Report on Form 8-K in such a filing.

Item 9.01	Financial Statements and Exhibits

Exhibit 99.1	Press Release announcing financial results for quarter and year ended September 30, 2018, announcing dividend declaration, and announcing accelerated share repurchase.

Exhibit 99.2	Investor Presentation Materials, dated October 23, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UMB FINANCIAL CORPORATION

By:	/s/ Ram Shankar
Ram Shankar Chief Financial Officer

Date: October 23, 2018